SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – June 28, 2016

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950-2546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Honeywell International Inc.’s (the “Company’s” or “Honeywell’s”) Board of Directors (the “Board”) announced that Mr. Darius Adamczyk, age 50, would become the Company’s Chief Executive Officer and a member of the Board on March 31, 2017. Honeywell’s current Chairman and Chief Executive Officer, Mr. David M. Cote, will cease to be Chief Executive Officer on that date but remain as an employee of the Company in the capacity as Chairman of the Board through Honeywell’s 2018 shareowners meeting. Mr. Adamczyk is currently Honeywell’s Chief Operating Officer, a position he will continue to hold until he becomes Chief Executive Officer.

In addition, the Board announced that it was changing the structure of its Lead Director position.  Instead of the existing one-year rotating term based on seniority, the Board has determined that a permanent Lead Director will be better suited to managing the leadership transition contemplated by Mr. Adamczyk’s promotion.  As part of these changes, the Board formally adopted selection criteria it will use in designating the Lead Director, including, among other things: ensuring that the Lead Director is able to commit the time and level of engagement required to fulfill the substantial responsibilities of the Lead Director role; possession of effective communication skills to facilitate engagement with key stakeholders; and, experience broadly in line with Honeywell’s corporate strategy such as leading a large, complex business organization, international experience and an understanding of relevant end markets and technologies. The Board intends to review the Lead Director’s performance on a biennial basis and, as appropriate, re-elect or elect one of its members.  To better facilitate a smooth leadership transition, the Board also added several new responsibilities to the Lead Director role including, among other things, providing guidance on key strategic and operational Board agenda topics, periodic consultation with management about the scope and content of materials provided to the Board, and serving as ex-officio member of each Board committee.

The Board also announced that it has elected Mr. Jaime Chico Pardo as the Company’s Lead Director to serve until at least the 2018 annual meeting of shareholders.  Mr. Chico Pardo is currently the President and Chief Executive Officer of ENESA, a private fund investing in the Mexican energy and health care sectors.  The Board based its decision on the formal selection criteria described above including, among other things: Mr. Chico Pardo’s long board tenure; deep knowledge and understanding of Honeywell, its technologies and the end markets that it serves; global business experience and knowledge of relevant technologies; experience leading Telefonos De Mexico, a large, complex business organization; and, effective communication skills with other Board members, shareholders and management.   To accommodate Mr. Chico Pardo’s expanded Lead Director role, the Board also announced that Mr. Chico Pardo will relinquish his position as the Chairman of the Company’s Retirement Plans Committee, to be replaced by Dr. Bradley T. Sheares, who currently is a member of that committee.

Mr. Pardo, together with the Chair of the Management Development and Compensation Committee, Mr. Scott Davis, will be actively engaging with the Company’s largest shareholders over the coming months to discuss adoption of a number of changes to Honeywell’s compensation plans.  These changes are expected to include, among other things, making payouts under the Company’s annual incentive plan for senior executives mostly formulaic and less discretionary, utilizing three-year overlapping performance cycles in its long-term performance plan (instead of two-year, non-overlapping) and rebalancing the mix of long-term incentive awards for senior executives to place majority weight on performance-based equity.  The Board intends to announce these changes to its compensation plans in advance of the issuance of its 2017 proxy statement.

In order to allow for a more seamless leadership succession and extend Mr. Cote’s involvement with the Company beyond the end date contemplated by his prior employment agreement, the Board announced that Honeywell and Mr. Cote have entered into a Business Continuity Agreement (the “Continuity Agreement”) which amends, replaces and terminates the retention agreement dated December 11, 2014 between the Company and Mr. Cote (the “December 2014 Retention Agreement”). The Continuity Agreement, which allows the Company to leverage Mr. Cote’s expertise over a longer period of time, resulted from the Board’s rigorous long-term succession planning. The Performance Stock Options granted to Mr. Cote under the terms of the December 2014 Retention Agreement are rescinded and their value forfeited under the terms of the Continuity Agreement. The Continuity Agreement contemplates that while serving in the capacity as Chairman, Mr. Cote will be paid cash base compensation at an annualized rate of $500,000, will no longer be eligible for annual long-term incentive compensation awards from the Company and, except for a portion of 2017 related to his service as CEO and described below, will no longer be eligible for short-term incentive compensation.

In addition, the Continuity Agreement provides certain benefits to Mr. Cote if he (i) remains as the Company’s Chief Executive Officer through March 31, 2017, (ii) provides the Board with certain consulting services for a five-year period following his retirement from the Company, and (iii) refrains from taking certain actions during this period. The benefits include (i) the use of an office and IT and secretarial support during the period Mr. Cote provides consulting services to the Company; (ii) access to Company aircraft under a timeshare lease, with the cost to be paid for by Mr. Cote at the maximum lease rates permitted under FAA rules for up to a 20-year period; (iii) incentive compensation payouts (“ICP”) for one-half of 2017 as determined by the Board of Directors in its discretion in the ordinary course and paid out at the same time as ICP awards are paid out to other Company officers; (iv) continued vesting of stock options granted to Mr. Cote by the Board of Directors in February 2016 and 2017; (v) treatment of the full amount of Mr. Cote’s 2014 ICP award as pensionable earnings ($500,000 of Mr. Cote’s 2014 ICP payment was determined by the Board of Directors to not be pensionable when it was awarded in 2014); and (vi) payments for the 2016-2017 Growth Plan performance cycle based on actual Company performance against plan goals, paid at the same time as other Company officers, and distributed in the form of company stock subject to an additional one-year holding period. If Mr. Cote were to leave the Company earlier than March 31, 2017, the benefits granted to him under the Continuity Agreement would be forfeited, unless his employment is terminated by the Company without cause or by him for “good reason”, or a Change in Control occurs prior to such date.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1           Chief Executive Officer Business Continuity Agreement as approved by the Board of Directors on June 28, 2016.

99.2           Press Release dated June 28, 2016, entitled “Honeywell Names Darius Adamczyk to Succeed Dave Cote as CEO on March 31, 2017; Cote to Serve as Executive Chairman Until Annual Shareowners Meeting in April 2018”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016	HONEYWELL INTERNATIONAL INC.

By:   /s/ Jeffrey N. Neuman

Jeffrey N. Neuman

Vice President, Corporate Secretary and

Deputy General Counsel